                            SHARE PURCHASE AGREEMENT
                         Relating to the Acquisition of
                      All of the Outstanding Capital Stock of
                      ATLANTIC MEDICAL SUPPLY COMPANY, INC.
                                     by
                              CONTOUR MEDICAL, INC.
                               As of July 1, 1996
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                                TABLE OF CONTENTS

                                                                         Page

INTRODUCTION............................................................. 1

BACKGROUND............................................................... 1

TERMS AND CONDITIONS..................................................... 1

     SECTION 1.  Definitions............................................. 1

     SECTION 2.  Sale and Purchase of the Shares......................... 6

     SECTION 3.  Closing................................................. 7

     SECTION 4.  Representations and Warranties of the Shareholders...... 7

           4.1   Organization and Standing............................... 7
           4.2   Capitalization and Share Ownership...................... 7
           4.3   Authority and Binding Effect............................ 7
           4.4   Validity of Contemplated Transactions................... 8
           4.5   Restrictions............................................ 8
           4.6   Third-Party Options..................................... 8
           4.7   Subsidiaries............................................ 8
           4.8   Financial Statements.................................... 9
           4.9   Books of Account; Returns and Reports; Taxes............ 9
           4.10  [Intentionally Deleted].................................10
           4.11  Accounts Receivable.....................................10
           4.12  Inventory...............................................10
           4.13  Title to Assets.........................................11
           4.14  All Tangible Assets.....................................11
           4.15  Condition of Assets.....................................11
           4.16  Real Property...........................................11
           4.17  Environmental Matters...................................11
           4.18  Contracts...............................................13
           4.19  Employees...............................................14
           4.20  Licenses................................................14
           4.21  Intellectual Property...................................15
           4.22  Billing and Collection Practices........................15
           4.23  Compliance with Regulations and Court Orders............16
           4.24  Claims..................................................17
           4.25  Insurance...............................................17
           4.26  Labor Matters...........................................17
           4.27  Employee Benefit Plans..................................18
           4.28  Transactions with Affiliates............................18
           4.29  Delivery of Documents...................................18
           4.30  No Material Adverse Developments........................19
           4.31  Material Transactions...................................19
           4.32  Additional Information..................................19
           4.33  Corporate Records.......................................20
           4.34  Full Disclosure.........................................20
           4.35  Purchase Entirely for Own Account.......................20
           4.36  Reliance Upon Representations...........................20
           4.37  Receipt of Information..................................20
           4.38  Investment Experience...................................21
           4.39  Accredited Investor.....................................21
           4.40  Restricted Securities...................................21
           4.41  Legends.................................................22

     SECTION 5   Representations and Warranties of the Buyer and RCA.....22

           5.1   Organization and Standing...............................22
           5.2   Authority and Binding Effect............................22
           5.3   Validity of Contemplated Transactions...................22
           5.4   Restrictions............................................22
           5.5   Reports.................................................23
           5.6   Full Disclosure.........................................23
           5.7   Purchase Entirely for Own Account.......................23
           5.8   Reliance Upon Representations...........................23
           5.9   Receipt of Information..................................23
           5.10  Investment Experience...................................24
           5.11  Accredited Investor.....................................24
           5.12  Restricted Securities...................................24

     SECTION 6   Indemnification.........................................24

           6.1   Definitions.............................................24
           6.2   Agreement to Indemnify..................................25
           6.3   Procedures for Indemnification..........................25
           6.4   Third Party Claims......................................26
           6.5   Rights and Remedies Exclusive...........................27
           6.6   Survival................................................28
           6.7   Time Limitations........................................28
           6.8   Limitations as to Amount................................28
           6.9   Maximum Liability.......................................28
           6.10  Subrogation.............................................29
           6.11  Payment.................................................29

     SECTION 7   Other Matters...........................................29

           7.1   Noncompetition..........................................29
           7.2   No Interference.........................................30
           7.3   Nonsolicitation.........................................30
           7.4   Opinions of Counsel.....................................30

     SECTION 8   Miscellaneous...........................................33

           8.1   Payment of Expenses.....................................33
           8.2   Brokers' and Finders' Fees..............................34
           8.3   Notices.................................................34
           8.4   Governing Law...........................................35
           8.5   No Benefit to Others....................................35
           8.6   Contents of Agreement...................................35
           8.7   Section Headings and Gender.............................36
           8.8   Disclosure Schedule and Exhibits........................36
           8.9   Cooperation.............................................36
           8.10  Severability............................................36
           8.11  Counterparts............................................36
           8.12  Knowledge...............................................36
           8.13  Jurisdiction............................................36

EXHIBITS:

           Exhibit A -   Payment and Ownership Table
           Exhibit B -   Form of Negotiable Convertible Promissory Note
           Exhibit C -   Form of Put Agreement
           Exhibit D -   Form of Registration Rights Agreement
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                            SHARE PURCHASE AGREEMENT


                                  INTRODUCTION

     This SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 1st day of July, 1996. The parties are those persons listed on Exhibit A hereto (individually, each a "Shareholder" and collectively, the "Shareholders"), RETIREMENT CARE ASSOCIATES, INC., a Colorado corporation ("RCA"), and CONTOUR MEDICAL, INC., a Nevada corporation (the "Buyer").

                                   BACKGROUND

     The Shareholders own all of the issued and outstanding shares (the "Shares") of Common Stock, no par value per share, of Atlantic Medical Supply Company, Inc., a Georgia corporation (the "Company"), with each Shareholder owning the number and type of Shares set forth after such Shareholder's name in column B of Exhibit A hereto. The Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to the Buyer, all of the Shares in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                              TERMS AND CONDITIONS

SECTION 1.     DEFINITIONS.

     For convenience and brevity, certain terms used in various parts of this Agreement are listed in alphabetical order and defined or referred to below (such terms to be equally applicable to both singular and plural forms of the terms defined).

     "Acquisition" means the acquisition of all of the Shares by the Buyer and all related transactions provided for in or contemplated by this Agreement.

     "Affiliate" with respect to any Person shall mean (i) any Person directly or indirectly owning, controlling or holding power to vote 10% or more of the outstanding voting securities of such Person; (ii) any Person, 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such Person; (iv) any officer, director or partner of such Person; and (v) if a Person is an officer, director or partner, any corporation for which such Person acts in such capacity. For purposes of this Agreement, any partnership or which any Person is a general partner, or any joint venture in which any Person is a joint venturer, is an Affiliate of such Person.

     "Agreement" has the meaning set forth in the Preamble hereto.

     "Assets" means all of the Company's and each Subsidiary's assets, properties, business, goodwill and rights of every kind and description, real and personal, tangible and intangible, accrued or contingent, wherever situated and whether or not carried on the Balance Sheet.

     "Balance Sheet" is defined in Section 4.8 hereof.

     "Balance Sheet Date" means June 30, 1996.

     "Business" means the existing business, operations, facilities and other Assets, finances, products, supplies, customers and customer relations and personnel of the Company and each Subsidiary.

     "Business Day" means any calendar day which is not a Saturday, Sunday or public holiday under the Laws of Georgia.

     "Buyer" has the meaning set forth in the Preamble thereto.

     "Claim" means any action, administrative or other proceeding, arbitration, cause of action, claim, complaint, demand, criminal prosecution, inquiry, hearing, investigation (governmental or otherwise), litigation, notice (written or oral) by any Person alleging potential liability with respect to the Company or any Subsidiary or the Business or the Assets (including, without limitation, Contracts relating to the Company or any such Subsidiary) or the transactions contemplated by this Agreement.

     "Claim Notice" is defined in Section 8.2(A) hereof.

     "Closing" and "Closing Date" are defined in Section 3.1 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Combined Statements" is defined in Section 4.8 hereof.

     "Company" has the meaning set forth in the Preamble hereto.

     "Consolidated Statements" is defined in Section 4.8 hereof.

     "Contract" means any written or oral contract, agreement, lease, plan, instrument, purchase order or other document, commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under applicable Law.

     "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

     "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state or local court or governmental or regulatory body or authority that is binding on any Person or its property under applicable Law.

     "Default" means (i) a breach of or default under any Contract, (ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, or (iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

     "Disclosure Schedule" means the Disclosure Schedule delivered by the Shareholders to the Buyer prior to the date hereof pursuant to Section 4 hereof.

     "Employee Benefit Plans" means "employee benefit plans" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice or arrangement providing compensation or other benefits to any current or former officer or employee of the Company or any Subsidiary, or any dependent or beneficiary thereof, which are now or have been maintained by the Company or any Subsidiary or under which the Company or any Subsidiary has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

     "Environmental Claim" means any Claim against the Company or any Subsidiary, or the Assets (including, without limitation, notice or other communication written or oral by any Person alleging potential liability on the part of the Company or any Subsidiary for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon, or resulting from (i) any Environmental Matter or (ii) any circumstances or state of facts forming the basis of any Liability or alleged Liability under, or violation or alleged violation of, any Environmental Law.

     "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 41 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances.

     "Environmental Matter" means any matter or circumstances related in any manner whatsoever to (i) the emission, discharge, disposal, release or threatened release of any Hazardous Substance into the environment, or (ii) the transportation, treatment, storage, recycling or other handling of any Hazardous Substance or (iii) the placement of structures or materials into waters of the United States, or (iv) the presence of any Hazardous Substance.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 4.27(A) hereof.

     "Exchange Act" has the meaning set forth in Section 5.5 hereof.

     "GAAP" means generally accepted accounting principles consistently applied, on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or their successors, which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.

     "Hazardous Substance" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil.

     "Intellectual Property" means copyrights, Patents, Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and intellectual property rights.

     "IRS" means the Internal Revenue Service.

     "Law" means the common law of any applicable jurisdiction and any code, law, order, ordinance, regulation, rule or statute of any Governmental Authority.

     "Liability" means any direct or indirect liability, indebtedness, obligation, Claim, guaranty or endorsement of or by any Person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured or other.

     "Licenses" means licenses, franchises, permits, easements, rights and other authorizations.

     "Lien" means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect of title, charge or Claim of any nature whatsoever on any property or property interest.

     "Lienholder" means the holder of or other Person entitled to any benefits arising under any Lien.

     "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry involving the Company or any Subsidiary, the Assets or any Contracts to which the Company is a party or by which it or any of the Assets may be bound.

     "Noncompete Period" is defined in Section 7.1 hereof.

     "Note" means a negotiable convertible promissory note executed by the Buyer and acknowledged and agreed to by RCA substantially in the form of Exhibit B hereto.

     "Notice Period" is defined in Section 8.2(A) hereof.

     "Patents" means all patents and patent applications.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plans" means "employee pension benefit plans" as defined in
Section 3(2) of ERISA.

     "Permitted Liens" means Liens for taxes not yet due and payable and other Liens described on Schedule 4.12 of the Disclosure Schedule.

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any other syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Put Agreement" means a put agreement executed by RCA and the Shareholders substantially in the form of Exhibit "C" hereto.

     "RCA" has the meaning set forth in the Preamble hereto.

     "RCA Common Stock" means the $.0001 par value per share common stock of RCA.

     "Registration Rights Agreement" means a registration rights agreement executed by RCA and the Shareholders substantially in the form of Exhibit D hereto.

     "Regulation" means any statute, Law, ordinance, regulation, order or rule of any Governmental Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

     "Report" has the meaning set forth in Section 5.5 hereto.

     "SEC" has the meaning set forth in Section 5.5 hereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shareholder" or "Shareholders" has the meaning set forth in the Preamble hereto.

     "Shares" has the meaning set forth in the Preamble hereto.

     "Subsidiary" means any Person of which fifty percent (50%) or more of the shares of any class or classes having ordinary voting power for the election of at least a majority of the members of the Board of Directors of such Person are owned, directly or indirectly, by the Company, the Buyer or RCA, as the case may be.

     "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     "Unaudited Statements" is defined in Section 4.8 hereof.

SECTION 2.     SALE AND PURCHASE OF THE SHARES.

     Subject to the terms and conditions hereinafter set forth and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth herein, at the Closing each Shareholder shall deliver to the Buyer, free and clear of all Liens, the certificates for the Shares to be sold by such Shareholder in negotiable form, duly endorsed in blank, or with separate notarized stock transfer powers attached thereto and signed in blank, in exchange for the delivery to such Shareholder of (i) a check from the Buyer in an amount as set forth on Exhibit A hereto, (ii) a Note in an amount as set forth on Exhibit A hereto, (iii) a Put Agreement, and (iv) a Registration Rights Agreement. At the Closing, (i) the Shareholders shall deliver to the Buyer the written resignations of all the directors and officers of the Company and each Subsidiary effective as of the Closing except for such directors and officers as the Buyer shall designate in writing, and shall cause to be made available to the successor directors and officers all minute books, stock record books, books of account, corporate seals, Contracts and other documents, instruments and papers belonging to the Company and each Subsidiary and shall cause full possession and control of all of the Assets and of all other things and matters pertaining to the operation of the Business to be transferred and delivered to the directors and officers elected to succeed the resigned directors and officers of the Company and each Subsidiary, (ii) the parties shall also deliver the opinions of counsel referred to in Section 7.4, and (iii) the Buyer shall deliver a check in the amount of $150,000 to Terry E. Randolph in consideration for the complete termination of that certain Employment Agreement between Mr. Randolph and the Company dated July 1, 1994.

SECTION 3.     CLOSING.

     The Closing (the "Closing") of the Acquisition shall take place simultaneously with the execution hereof, at the offices of Rogers & Hardin in Atlanta, Georgia at 10:00 A.M. local time, on August 6, 1996, or at such other time or place or on such other date as the Buyer and the Shareholders may agree to in writing. The Acquisition shall be effective as of 12:01 A.M., local time, July 1, 1996. The date of the Closing is hereinafter sometimes referred to as the "Closing Date."

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

     Each of the Shareholders, severally and not jointly with any other Shareholder, represents and warrants to the Buyer that, except as set forth on the Disclosure Schedule, each of which exceptions shall specifically identify the relevant subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

     4.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, having full power and authority to carry on the Business as now conducted and to own, lease or operate the Assets. The Company is duly qualified to do business and is in good standing in every jurisdiction (all of which are disclosed in the Disclosure Schedule) in which the Business or the character of the Assets requires such qualification, unless failure to so qualify would not have a material adverse effect on the Company. Except for the Subsidiaries, the Company does not have, nor has it ever had, any predecessors or subsidiaries or any stock or other equity or ownership interest (whether controlling or not) in any Person.

     4.2 CAPITALIZATION AND SHARE OWNERSHIP. The Company's authorized capital stock consists of 5,000,000 Shares, of which 2,000,000 Shares are presently issued and outstanding. Such Shareholder is the record and beneficial owner of the Shares set forth opposite such Shareholder's name in column B of Exhibit A hereto, free and clear of any Liens. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any Contract binding upon the Company, and were issued in compliance with all applicable charter documents of the Company and all applicable federal and state securities or "blue sky" Laws and regulations. No equity securities of the Company, other than the Shares, are issued or outstanding. There are, and have been, no preemptive rights with respect to the issuance of the Shares. There are (i) no existing Contracts, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any capital shares or other securities of the Company or of any Subsidiary, whether or not presently issued or outstanding, from such Shareholder, the Company or any Subsidiary, at any time, or upon the happening of any stated event, and (ii) no Contracts, subscriptions, options, warrants, calls, commitments or rights to purchase or otherwise acquire from such Shareholder, the Company or any Subsidiary any such convertible or exchangeable securities.

     4.3 AUTHORITY AND BINDING EFFECT. Such Shareholder has the full power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to secure all approvals required in connection therewith. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not contravene or violate the Articles of Incorporation or By-Laws of the Company or any Subsidiary. This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

     4.4 VALIDITY OF CONTEMPLATED TRANSACTIONS. Neither the execution and delivery of this Agreement by such Shareholder nor the consummation of the transactions contemplated hereby will contravene or violate any Regulation or Court Order which is applicable to the Company, any Subsidiary or such Shareholder, or will result in a Default under, or require the consent or approval of any party to, any Contract relating to the Business or the Assets or to or by which the Company, any Subsidiary or such Shareholder is a party or otherwise bound or affected, or require the Company, any Subsidiary or such Shareholder to notify or obtain any License from any federal, state, local or other court or governmental agency or body or from any other regulatory authority.

     4.5 RESTRICTIONS. None of the Company, any Subsidiary nor such Shareholder is a party to any Contract (except as to Contracts entered into in the ordinary course of business) or subject to any restriction or any Court Order or Regulation which adversely affects the Company, any Subsidiary, the Assets or the Business or affects or restricts the ability of the Company or any Shareholder to consummate the Acquisition.

     4.6 THIRD-PARTY OPTIONS. Except as to Contracts entered into in the ordinary course of business, there are no existing Contracts, options, commitments or rights with, to or in any Person to acquire the Company, any Subsidiary, or any interest in the Business.

     4.7 SUBSIDIARIES. The Disclosure Schedule sets forth all Subsidiaries as of the date of this Agreement. The Company owns eighty percent (80%) of the issued and outstanding capital stock of Facility Supply, Inc. and owns all of the issued and outstanding shares of capital stock of each other Subsidiary. No equity securities of any Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments or any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any Subsidiary is bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which the Company is or may be bound to transfer any shares of the capital stock of any Subsidiary. There are no Contracts relating to the rights of the Company to vote or to dispose of any shares of the capital stock of any Subsidiary. All of the shares of capital stock of each Subsidiary held by the Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Company free and clear of any Lien. Each Subsidiary is a corporation and is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its assets and to carry on its business as now conducted. Each Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, unless failure to so qualify would not have a material adverse effect on such Subsidiary.

     4.8 FINANCIAL STATEMENTS. Attached to the Disclosure Schedule are true, correct and complete copies of (i) the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1996 (the "Balance Sheet") and the related consolidated statements of income, stockholders' equity and cash flow for the six months then ended, including all related notes and schedules, together with the report thereon of Laney, Boteler & Killinger (the "Consolidated Statements"), (ii) the combined balance sheets of the Company, Americare Health Services Corporation and Americare Group Purchasing Corporation as of December 31, 1995, 1994 and 1993, and the related statements of income, stockholders' equity and cash flow for the years then ended, including all related notes and schedules, together with the report thereon of Ernst & Young, LLP (the "Combined Statements"), and (iii) the unaudited balance sheet of each of Facility Supply, Inc., Florida ACLF, Inc. and GeriMed Inc. as of November 30, 1995 and the related statements of income for the eleven months then ended and the unaudited balance sheet of Facility Supply, Inc. as of December 31, 1995 and the related statement of income for the one month then ended (collectively, the "Unaudited Statements"). All of the foregoing financial statements were prepared in accordance with GAAP, include all adjustments that are necessary for a fair presentation of the information shown and, subject to any qualifications set forth in the applicable notes and schedules, (i) the Consolidated Statements present fairly consolidated financial position and consolidated results of operations of the Company and its Subsidiaries at June 30, 1996 and for the six months then ended, and (ii) the Combined Statements present fairly the combined financial position and results of operations of the Company, Americare Health Services Corporation and Americare Group Purchasing Corporation at December 31, 1995, 1994 and 1993 and for the years then ended. As of the Closing Date, neither the Company nor any Subsidiary has any material liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than (i) current liabilities and obligations which are recurring in nature and not overdue on their terms, (ii) liabilities and obligations reflected and adequately provided for on the Balance Sheet, and (iii) liabilities and obligations arising in the ordinary course of business of the Company or such Subsidiary since the date of the Balance Sheet.

     4.9 BOOKS OF ACCOUNT; RETURNS AND REPORTS; TAXES. Except as may be disclosed in the Consolidated Statements or the Combined Statements, the books of account of the Company fairly reflect (i) all material transactions relating to the Company and each Subsidiary, and (ii) all material items of income and expense, assets and liabilities and accruals relating to the Company and each Subsidiary. Except as may be disclosed in the Consolidated Statements or the Combined Statements, neither the Company nor any Subsidiary has engaged in any material transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in all material respects in the normally maintained books and records of the Company. From inception through and including December 31, 1996, the Company and each of its Subsidiaries was continuously an "S" corporation within the meaning of Section 1361 of the Code and the equivalent provisions of all applicable state income tax statutes. Except as may be disclosed in the Consolidated Statements or the Combined Statements, each of the Company and the Subsidiaries has duly filed all federal, state and local tax reports and returns and all other reports and returns required to be filed by it pursuant to any Regulation. Each of the Company and the Subsidiaries has duly made all deposits required by Law to be made with respect to employees' withholding taxes. Each of the Company and the Subsidiaries has duly paid (or accrued on its books) all taxes, duties and charges (including penalties and interest thereon) payable by it and the amounts established as provisions for taxes on the Balance Sheet are sufficient for the payment of all taxes (including penalties and interest thereon, if any) due as a result of activities which occurred during the six months ended June 30, 1996. Except as may be disclosed in the Consolidated Statements or the Combined Statements, neither the Company nor any Subsidiary has received any notice of assessment or deficiency or proposed assessment from or by the IRS or any other taxing authority in connection with its tax returns or reports and, to the best of such Shareholder's knowledge, there is no pending tax examination of or tax Claim asserted against the Company, any Subsidiary or any of the Assets. Except as may be disclosed in the Consolidated Statements or the Combined Statements, there is no tax Lien on any of the Assets. No agreement for the extension of time or waiver of the statute of limitations for the assessment of any deficiency or adjustment for any year is in effect. True and correct copies of all federal and state income tax returns filed by the Company and each Subsidiary since 1993 have been delivered to the Buyer.

     4.10 [Intentionally Deleted]

     4.11 ACCOUNTS RECEIVABLE. All accounts receivable as set forth on the Balance Sheet or arising since the Balance Sheet Date (i) have arisen only in the ordinary course of the Business consistent with past practice for goods sold and delivered or services performed, and (ii) are collectible in full at the recorded amounts thereof (free of any, and subject to no, defenses, setoffs or counterclaims) in the ordinary course of business (without resort to Litigation or assignment to a collection agency) but in no event later than June 30, 1997 as to all Medicare Part B receivables and December 31, 1996 as to all other receivables, net of any allowance for doubtful accounts reflected on the Balance Sheet, and net of any allowance to be associated with accounts arising since the Balance Sheet Date.

     4.12 INVENTORY. The inventory as set forth on the Balance Sheet net of any reserve reflected therein or arising since the Balance Sheet Date net of any reserve to be associated therewith was acquired and has been maintained in accordance with the regular business practices of the Company and each Subsidiary, consists of new and unused items of a quality and quantity usable or saleable in the ordinary course of the Business consistent with past practice, and is valued at reasonable amounts based on the ordinary course of the Business within the past six (6) months at prices equal to the lower of cost or market value on a first-in-first-out basis. None of such inventory (net of any applicable reserve) is obsolete, unusable, slow moving, damaged or unsalable in the ordinary course of the Business consistent with past practice.

     4.13 TITLE TO ASSETS. Except as set forth in the Disclosure Schedule, the Company or a Subsidiary owns outright and has good and marketable title to all of the assets and properties set forth on the Balance Sheet (except for such as may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all Liens, except Permitted Liens.

     4.14 ALL TANGIBLE ASSETS. The Disclosure Schedule sets forth accurate lists and summary descriptions of all tangible Assets where the value of an individual item exceeds $10,000, or where an aggregate of similar items exceeds $25,000, and of all material leases, Licenses and other Contracts to which the Company or any Subsidiary is a party or is otherwise bound which relate in whole or in part to the Assets. In the Disclosure Schedule, the Assets listed have been grouped by type and assigned location. The Assets listed on the Disclosure Schedule and those omitted therefrom because of the foregoing minimum threshold constitute all of the material tangible assets used in or necessary to the conduct of the Business.

     4.15 CONDITION OF ASSETS. To the best knowledge of the Shareholders, all tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of the Business consistent with past practice and conform in all material respects to all applicable Regulations relating to their construction, use and operation. There are no developments materially affecting any such Asset which might reasonably be expected to curtail the present or future use thereof for the purpose for which it is currently used. Except pursuant to leases described on the Disclosure Schedule, no Person other than the Company or the Subsidiaries owns any vehicles, equipment or other tangible Assets situated on the facilities used by the Company or any Subsidiary in the Business (other than immaterial items of personal property owned by the Company's or any Subsidiary's employees) or necessary to the operation of the Business.

     4.16 REAL PROPERTY. Neither the Company nor any Subsidiary owns, nor has at any time owned, any real property. All real and personal property leased to the Company or any Subsidiary is described in the Disclosure Schedule. To the best of such Shareholder's knowledge, all leases under which the Company or any Subsidiary is the lessee of any real or personal property are valid and binding on the lessors thereunder in accordance with their respective terms.

     4.17 ENVIRONMENTAL MATTERS.

          (A) To the best of such Shareholder's knowledge, there are no Environmental Claims (or any Claim against any Person whose Liability, or any portion thereof, for Environmental Matters or under any Environmental Laws the Company or any Subsidiary has or may have retained or assumed contractually or by operation of Law) pending or threatened with respect to (i) the ownership, use, condition or operation of the Assets or any asset formerly held for use or sale by the Company or any Subsidiary, or (ii) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law or any Order related to Environmental Matters by the Company or any Subsidiary. There are no existing violations of (i) any Environmental Law, or
(ii) any Order related to Environmental Matters, with respect to the ownership, use, condition or operation of the Business, the Assets or any asset formerly held for use or sale by the Company or any Subsidiary. To the best of such Shareholder's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, any Environmental Matter, that could reasonably be expected to form the basis of (i) any material Environmental Claim against the Company or any Subsidiary, or (ii) any material Claim against any Person whose Liability (or any portion thereof) for Environmental Matters or under any Environmental Laws the Company or any Subsidiary has or may have retained or assumed contractually or by operation of Law.

          (B) To the best knowledge of such Shareholder's knowledge, neither the Company nor anyone known to such Shareholder has used any Assets or any part thereof for the handling, treatment, storage, or disposal of any Hazardous Substances.

          (C) To the best of such Shareholder's knowledge, no release, discharge, spillage or disposal of any Hazardous Substances has occurred or is occurring at any site while or before such site was owned, leased, operated, or managed, directly or indirectly, by the Company or any Subsidiary.

          (D) To the best of such Shareholder's knowledge, no soil or water in, under or adjacent to any Assets presently or formerly held for use or sale by the Company or any Subsidiary has been contaminated by any Hazardous Substance while or before such Assets were owned, leased, operated or managed, directly or indirectly, by the Company or any Subsidiary.

          (E) To the best of such Shareholder's knowledge, no waste containing any Hazardous Substances has been generated, used, handled, stored, treated or disposed of, directly or indirectly, by the Company or any Subsidiary.

          (F) There are no underground tanks or other underground storage facilities presently or, to the best of such Shareholder's knowledge, previously located at any site owned, leased, operated or managed, directly or indirectly, by the Company or any Subsidiary.

          (G) To the best of such Shareholder's knowledge, all waste, hazardous or otherwise, have been removed from all sites owned, leased, operated or managed, directly or indirectly, by the Company or any Subsidiary.

          (H) To the best of such Shareholder's knowledge, the Company and each Subsidiary has complied with all applicable reporting requirements under all Environmental Laws concerning the disposal or release of Hazardous Substances and has made any such reports concerning the Business.

          (I) Without limiting the generality of any of the foregoing, to the best of such Shareholder's knowledge, neither the Company nor any Subsidiary has stored, disposed or arranged for the disposal of any Hazardous Substances.

          (J) Such Shareholder is not aware of any environmental site assessment or other study relating to the investigation of the possibility of the presence or existence of any Environmental Matter with respect to the Business or the Assets.

          (K) To the best of such Shareholder's knowledge, each of the Company and the Subsidiaries has delivered to the Buyer copies of all Licenses issued to the Company or such Subsidiary pursuant to any Environmental Law and all communications between the Company and such Subsidiary or its representatives and any Governmental Authority concerning any Environmental Matter.

     4.18 CONTRACTS.

          (A) The Disclosure Schedule sets forth complete and accurate lists or descriptions of all consents or approvals required under any material Contracts that are necessary for the Shareholders to complete the Acquisition or to avoid a Default under such Contracts.

          (B) None of the Assets is leased by the Company or any Subsidiary from any Person, whether affiliated or unaffiliated with the Company or such Subsidiary.

          (C)  Neither the Company nor any Subsidiary is a party to any:

               (1) material Contract with any present or former employee or consultant;

               (2) material Contract for the future purchase of, or payment for, supplies or products or services;

               (3) material Contract to sell or supply products or to perform services;

               (4)  material representative or sales agency Contract;

               (5) material Contract limiting or restraining it from engaging or competing in any lines or business with any Person;

               (6) material license, franchise, distributorship or other agreement relating in whole or in part to any ideas, technical assistance or other know-how of or used by the Company or any Subsidiary; or

               (7)  material Contract not otherwise disclosed herein.

          (D) All of the Contracts to which the Company or any Subsidiary is a party or by which it or any of its material Assets is bound or affected are valid, binding and enforceable in accordance with their terms except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, and other Laws and legal and equitable principles of general application affecting the rights or remedies of creditors, and (ii) the fact that specific performance and other equitable remedies provided therein are discretionary with the courts and may not be enforceable. Each of the Company and the Subsidiaries has fulfilled in all material respects, or taken all action necessary to enable it to fulfill when due, all of its obligations under each of such Contracts. No party is in Default under any material Contract, and no notice of any Claim of Default has been given to the Company or any Subsidiary. To the best of such Shareholder's knowledge, there are no provisions of, or developments materially affecting, any such Contract which might reasonably be expected to prevent the Company or any Subsidiary from realizing the benefits thereof whether before or after the completion of the Acquisition, assuming compliance with the provisions thereof by the Company and any such Subsidiary. With respect to any of such Contracts that are leases, neither the Company nor any Subsidiary has received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

          (E) The Disclosure Schedule includes two Employment Agreements between the Company, Americare Health Services Corp., Americare Group Purchasing Care and Cliff Christianson, one of which is dated April 22, 1995 and bears a footer of ws94-2/atlmed.gm/EMPCLIFF ("Employment Agreement #1") and the other of which is effective April 22, 1995 and bears a footer of ws95-1/altmed.gm/EMPCLIFF ("Employment Agreement #2"). Employment Agreement #1 is superseded in its entirety by Employment Agreement #2, and Employment Agreement #1 is no longer of any force or effect whatsoever.

     4.19 EMPLOYEES. The Disclosure Schedule sets forth the names and current annual salary rates or current hourly wages of all present, full time employees of the Company and each Subsidiary, together with the average number of hours worked per week, the date of the last salary increase, the date of commencement of employment of each employee with the Company or such Subsidiary, as the case may be, and a summary of salary, bonuses and other compensation, if any, paid or payable to each of such Persons for or in respect of that portion of the 1996 calendar year ending on the Balance Sheet Date. The Disclosure Schedule also sets forth the earnings for each of such employees as reflected on Form W-2 for the 1995 calendar year.

     4.20 LICENSES. The Disclosure Schedule sets forth a complete list of all materialLicenses used in the operation of the Business or otherwise held by the Company or any Subsidiary. The Company and each Subsidiary own, possess or lawfully use in the operation of the Business all material Licenses which are necessary to conduct the Business as now or previously conducted or to the ownership of the Assets, free and clear of all Liens. Neither the Company nor any Subsidiary is in Default, nor has it received any notice of any Claim of Default, with respect to any such License. To the best of such Shareholder's knowledge, except as otherwise governed by Law, all such Licenses are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the Acquisition, assuming Buyer is not disqualified from holding such License. Neither such Shareholder nor to the best of such Shareholder's knowledge, any director, officer or employee of the Company or any Subsidiary, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any License which the Company or any Subsidiary owns, possesses or uses.

     4.21 INTELLECTUAL PROPERTY.

          (A) No employee of the Company or any Subsidiary is, or, to the best of suchShareholder's knowledge, is now expected to be, in Default under any term of any employment contract, agreement or arrangement relating to any Intellectual Property or noncompetition arrangement, or any other Contract or any restrictive covenant relating to the right of any such officer or employee to be employed by the Company or any Subsidiary, because of the nature of the Business or relating to the use of any Intellectual Property of others, and the continued employment of the Company's officers and employees does not subject the Company or such Subsidiary to any liability resulting from such a violation. The Intellectual Property of the Company and each Subsidiary was developed entirely by its employees during the time they were employees only of the Company or such Subsidiary, and such Intellectual Property does not include any inventions of the employees made prior to the time such employees became employees of the Company or such Subsidiary nor any Intellectual Property of any previous employer of such employee.

          (B) The Company and each Subsidiary owns or has a valid right to use the Intellectual Property being used to conduct the Business; and the conduct of the Business as now or previously operated does not and, to the best of such Shareholder's knowledge, will not conflict with valid Intellectual Property rights of others. Neither the Company nor any Subsidiary has received any communication alleging that the Company has violated or, by conducting the Business, would violate any of the Intellectual Property rights of any other Person. Neither the Company nor any Subsidiary has any obligation to compensate any Person for the use of any such Intellectual Property rights nor has the Company or any Subsidiary granted to any Person any license, option or other rights to use in any manner any of the Intellectual Property of the Company or such Subsidiary, whether requiring the payment of royalties or not.

          (C) To the best of such Shareholder's knowledge, all Patents, Copyrights and Trademarks used in the Business of, or owned by, the Company or the Subsidiaries are listed in the Disclosure Schedule.

          (D) The computer software of the Company and each Subsidiary included in the Intellectual Property is fully licensed, and is the only software used by the Company and such Subsidiary in the conduct of the Business.

     4.22 BILLING AND COLLECTION PRACTICES.

          (A) The current practices and procedures of the Company and each Subsidiary with respect to (i) billing on behalf of clients, (ii) receiving and processing Medicare and Medicaid payments due to clients, (iii) holding and transfer of such payments, and (iv) the method of determining and collecting the fees received by the Company and such Subsidiaries for services provided by providers and physicians participating in the Medicare or Medicaid programs are not in violation of the restriction on assignment as set forth in 42 U.S.C. Section 1395g(c), 42 U.S.C. Section 1395u(b)(6) and 42 U.S.C. Section 1396(a)(32), and the regulations promulgated thereunder or similar provisions of any state Medicaid program, except for such violations which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Company and its Subsidiaries taken as a whole.

          (B) Neither the Company nor any Subsidiary is engaged in any activity, whether alone or in concert with one of its clients, which would constitute a violation of any Law (including, but not limited to, (i) federal antifraud and abuse or similar laws pertaining to the Medicare, Medicaid, or any other governmental health or insurance program, (ii) state law pertaining to Medicare, Medicaid, or any other federal health or insurance program, (iii) state or federal laws pertaining to billings to insurance companies, health maintenance organizations, and other managed care plans or to insurance fraud, and (iv) federal and state Laws relating to collection agencies and the performance of collection services) prohibiting fraudulent or abusive or unlawful practices connected in any way with the provision of health care services, the billing for such services provided to a beneficiary of any state, federal or private health or insurance program or credit collection services, except for such violations which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary has, directly or indirectly, paid, offered to pay or agreed to pay, or solicited or received, any fee, commission, sum of money, property or other remuneration to or from any Person which such Shareholder knows or has reason to believe to have been illegal under 42 U.S.C. Section 1320a-7b(b) or any similar state law.

          (C) Each of the Company and the Subsidiaries is in compliance in all material respects with the applicable trust accounting statutes, rules and regulations of the various states and has sufficient funds deposited in such trust accounts to cover all currently existing trust liabilities to its clients.

     4.23 COMPLIANCE WITH REGULATIONS AND COURT ORDERS. Neither the Company nor any Subsidiary is in violation of any Court Order or Regulation, and the Assets have not been used or operated by the Company or any Subsidiary or any other Person in violation of any Regulation or Court Order. All Court Orders to which the Company or any Subsidiary is a party or subject are listed in the Disclosure Schedule. Each of the Company and the Subsidiaries has made all filings or notifications required to be made by them under any Regulations applicable to the Company, any Subsidiary, the Business or the Assets. To the best of such Shareholder's knowledge, neither the Company nor any Subsidiary or any officer, employee or agent of, nor any consultant to, the Company or any Subsidiary has unlawfully offered, paid, or agreed to pay, directly or indirectly, any money or anything of value to, or for the benefit of, any individual who is or was a candidate for public office, or an official or employee of any Governmental Authority.

     4.24 CLAIMS. There is no Litigation pending or, to the best of such Shareholder's knowledge, threatened against the Company or any Subsidiary or the Business or the Assets except for Claims which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Company and its Subsidiaries taken as a whole. No Claim has been asserted and no event has occurred of which such Shareholder has knowledge that might reasonably be expected to result in Litigation against the Company or any Subsidiary or the Business or the Assets and, to the best of such Shareholder's knowledge, there is no reasonable basis for any such Claim, except for Claims which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Company and its Subsidiaries taken as a whole.

     4.25 INSURANCE. The Disclosure Schedule contains a true and complete description of the current insurance coverage applicable to the Company, each Subsidiary, the Business and the Assets for the past three (3) years, including amounts and lines of coverage, loss experience history by line of coverage for the past five (5) years, and a description of all Claims in excess of $10,000 for the past five (5) years. All such insurance coverage is in full force and effect, is valid, binding and enforceable in accordance with its terms against the respective insurers, has been issued by insurers of recognized responsibility and, to the best knowledge of such Shareholder, insures the Company and each Subsidiary in reasonably sufficient amounts against all risks usually insured against by Persons operating similar businesses or properties in the localities where such businesses or properties are located and has been issued by insurers of recognized responsibility. To the best knowledge of such Shareholder, there is no Default under any such coverage nor has there been any failure to give notice or present any Claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive premium adjustments. Such Shareholder does not know or have reason to know of the occurrence of any event which reasonably might form the basis of any Claim against the Company, any Subsidiary, the Business or the Assets or which might reasonably be expected to materially increase the insurance premiums payable for any such coverage other than events generally applicable to the industry in which the Company operates. Except as set forth in the Disclosure Schedule, all products liability and general liability insurance policies ever maintained by the Company or any Subsidiary have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of the Company or any Subsidiary.

     4.26 LABOR MATTERS. Neither the Company nor any Subsidiary has any collective bargaining agreement with any labor union or other representative of employees. No strike, slowdown, picketing or work stoppage by any union or other group of employees against the Company, any Subsidiary or the Assets wherever located, and no secondary boycott with respect to the products of the Company or any Subsidiary, lockout by them of any of their employees or any other labor trouble or other occurrence, event or condition of a similar character, has occurred or, to the best of such Shareholder's knowledge, been threatened.

     4.27 EMPLOYEE BENEFIT PLANS.

         (A) There is no Employee Benefit Plan maintained by the Company or any Subsidiary or any corporate or other trade or business under common control of the Company or any Subsidiary (hereinafter, an "ERISA Affiliate"), within the meaning of Section 414 of the Code, or to which the Company or any Subsidiary, or any ERISA Affiliate thereof, contributes or is required to contribute for employees or for former employees of the Company or any Subsidiary.

         (B)    Neither the Company nor any Subsidiary or any ERISA
Affiliate maintains any tax qualified plans within the meaning of Section 401 of the Code.

         (C)    Neither the Company nor any Subsidiary or any ERISA
Affiliate is a party to or obligated under any agreement, plan, contract or other arrangement pursuant to which the Company, its Subsidiaries or any ERISA Affiliate or the Buyer is or might be required to make payments that would not be deductible or capitalizable for federal income tax purposes by reason of the application of Section 280G of the Code. Further, the consummation of the transactions contemplated by this Agreement will not by their occurrence result in any employee becoming entitled to severance payments from any the Company, its Subsidiaries or any ERISA Affiliate.

         (D) The Company, its Subsidiaries and all ERISA Affiliates have complied with the requirements of Section 162(k) of the Code regarding continuation of health care coverage under any group health plans.

         (E) There are no material liabilities (in excess of $5,000.00 individually or $50,000.00 in the aggregate), absolute or contingent, of the Company or its Subsidiaries or of any employee, officer, director or any Person which may have indemnity rights or contributions rights or other recourse against the Company or its Subsidiaries with respect thereto, to any employee benefit plan, program, practice, arrangement, agreement or understanding, whether written or oral, except for liabilities which have been fully accrued on the Balance Sheet.

    4.28 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Disclosure Schedule, neither such Shareholder nor, to the best of such Shareholder's knowledge, any director or officer of the Company, any Subsidiary or any member of his or her immediate family or any other of its, his or her Affiliates, owns or has an ownership interest in any Person that is or was during the last three (3) years a party to, or in any property which is or was during the last three (3) years the subject of, Contracts, business arrangements or relationships of any kind with the Company or any Subsidiary.

    4.29 DELIVERY OF DOCUMENTS.  The Company and the Shareholders have
delivered to the Buyer true, correct and    complete copies of the Company's and
each Subsidiary's charter documents and By-Laws and all material written Contracts and other documents and summaries of any material oral Contracts (including, without limitation, all amendments, supplements, modifications or waivers currently in effect) described in this Agreement or in the Disclosure Schedule.

    4.30 NO MATERIAL ADVERSE DEVELOPMENTS. Since the Balance Sheet Date, there has been no actual or, to the best of such Shareholder's knowledge, threatened change in the Business or, to the best of such Shareholder's knowledge, any event, condition or state of facts, in either case that is or might reasonably be expected to be material and adverse to the Company, any Subsidiary or the Assets other than any event, condition or state of facts generally known or applicable to the industry in which the Company operates.

    4.31 MATERIAL TRANSACTIONS. Since the Balance Sheet Date, the Business has been operated in the ordinary course and in substantially the same manner as it has been operated in the past six (6) months.

    4.32 ADDITIONAL INFORMATION. The Disclosure Schedule contains, in all material respects, accurate lists and summary descriptions of the following:

         (A) all accounts receivable of the Company and each Subsidiary reflected on the Balance Sheet, specifying the account debtor, the face amount of each receivable, and reconciling the aggregate value of all accounts receivable as of the Balance Sheet Date to the amount of such category set forth on the Balance Sheet;

         (B) all accounts payable and accrued expenses of the Company and each Subsidiary reflected on the Balance Sheet, specifying the payee the face amount of each payable, the age of each payable regardless of classification on the balance sheet account, any defenses, setoffs or counterclaims that may exist with respect thereto, and reconciling the aggregate value of all accounts payable as of the Balance Sheet Date to the amount of such category set forth on the Balance Sheet;

         (C) the names of all present officers and directors of the Company and each Subsidiary;

         (D) the names and addresses of every bank and other financial institution in which the Company or any Subsidiary maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

         (E) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company or any Subsidiary;

         (F) the names of all Persons holding powers of attorney from the Company and any Subsidiary and a summary statement of the terms thereof; and

         (G) all names under which the Company or any Subsidiary has ever conducted any Business or which it has otherwise ever used.

    4.33 CORPORATE RECORDS. The minute books of the Company and each Subsidiary are current and contain correct and complete copies of all charter documents of the Company and each Subsidiary, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its shareholders and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary, and the stock record book of the Company and each Subsidiary is also current, correct and complete and reflects the issuance of all of the Shares to the Shareholders.

    4.34 FULL DISCLOSURE. There are and will be no materially misleading misstatements in any of the representations and warranties made by such Shareholder in this Agreement or in any of the instruments delivered by the Company, any Subsidiary or such Shareholder pursuant hereto, including (without limitation) in the Disclosure Schedule, and such Shareholder has not omitted to state any fact necessary to make such representations and warranties not materially misleading.

    4.35 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Note issued to such Shareholder hereunder and the RCA Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same; and such Shareholder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person with respect to any of the Securities.

    4.36 RELIANCE UPON REPRESENTATIONS. Such Shareholder understands that the Note is not, and any Common Stock acquired on conversion thereof at the time of issuance will not be, registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, and that the Buyer's and RCA's reliance on such exemption is predicated on such Shareholder's representations set forth herein.

    4.37 RECEIPT OF INFORMATION.  Such Shareholder believes such
Shareholder has received all the information such Shareholder considers necessary or appropriate for deciding whether to engage in the Transaction. Such Shareholder further represents that such Shareholder has had an opportunity to ask questions of and receive answers from the Buyer and RCA regarding the terms and conditions of the Acquisition and the business, properties, prospects and financial condition of the Buyer and RCA and to obtain additional information (to the extent the Buyer or RCA possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Shareholder or to which such Shareholder had access. The foregoing, however, does not limit or modify any of the representations and warranties of the Buyer or RCA in this Agreement or the Exhibits hereto or the right of such Shareholder to rely thereon.

    4.38 INVESTMENT EXPERIENCE. Such Shareholder represents that such Shareholder is experienced in evaluating and investing in private placements and acknowledges that such Shareholder is able to fend for himself, can bear the economic risk of the Note, and has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the Acquisition.

    4.39 ACCREDITED INVESTOR.

         (a)    The term "Accredited Investor" as used herein refers to:

                (i) Any Shareholder whose individual net worth, or joint net worth with such Shareholder's spouse, at the time of his purchase exceeds $1,000,000; or

                (ii) Any Shareholder who had an individual income in excess of $200,000 in each of the two most recent years or joint income with such Shareholder's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

As used in this Section 4.39., the term "net worth" mans the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 4.39, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, such Shareholder should consider whether such Shareholder should add any or all of the following items to such Shareholder's adjusted gross income for income tax purposes in order to reflect more accurately such Shareholder's actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

         (b)    Such Shareholder is an Accredited Investor.

    4.40 RESTRICTED SECURITIES. Such Shareholder understands that the Note (and any RCA Common Stock issued on conversion thereof) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Note (or any RCA Common Stock issued on conversion thereof) or an available exemption from registration under the Securities Act, the Note (and any RCA Common Stock issued on conversion thereof) must be held indefinitely. In particular, such Shareholder is aware that the Note (and any RCA Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

    4.41 LEGENDS. To the extent applicable, the Note and each certificate or other document evidencing any RCA Common Stock issued upon conversion thereof shall be endorsed with a legend substantially as set forth below:

    "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

SECTION 5.      REPRESENTATIONS AND WARRANTIES OF THE BUYER AND RCA.

    The Buyer as to itself only, and RCA as to itself only, hereby represents and warrants to the Shareholders as follows:

    5.1 ORGANIZATION AND STANDING. Each of the Buyer and RCA is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, having all requisite corporate power and authority to perform its obligations under this Agreement.

    5.2 AUTHORITY AND BINDING EFFECT. Each of the Buyer and RCA has the corporate power and authority to execute, deliver and perform this Agreement, the Notes and, in the case of RCA, the Put Agreement, and has taken all actions necessary to secure all approvals required in connection therewith. The execution, delivery and performance of the Put Agreement by RCA and this Agreement and the Notes by the Buyer and RCA and have been duly authorized by all necessary corporate action. Each of this Agreement and the Notes constitutes the legal, valid and binding obligation of the Buyer and RCA, enforceable against them in accordance with its terms; and the Put Agreement constitutes the legal, valid and binding obligation of RCA, enforceable against it in accordance with its terms.

    5.3 VALIDITY OF CONTEMPLATED TRANSACTIONS. Neither the execution and delivery of this Agreement or the Notes by the Buyer nor the consummation of the transactions contemplated hereby by the Buyer will contravene or violate any Regulation or Court Order which is applicable to the Buyer, or the Articles of Incorporation or By-Laws of the Buyer, or will result in a Default under any Contract to which the Buyer is a party or by which it is otherwise bound or affected, or require the Buyer to notify or obtain any License from any federal, state, local or other court or governmental agency or body or from any other regulatory authority.

    5.4 RESTRICTIONS. Neither the Buyer nor RCA is a party to any Contract or subject to any restriction or any Court Order or Regulation which adversely affects the Company, any Subsidiary, the Assets or the Business or affects or restricts the ability of the Buyer or RCA to consummate the Acquisition.

    5.5 REPORTS. RCA has previously furnished to the Shareholders true and complete copies of the following documents (the "Reports"): (i) RCA's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Securities and Exchange Commission ("SEC"), (ii) RCA's proxy statement for its 1995 annual meeting of shareholders, and (iii) all other reports and registration statements filed by RCA with the SEC since the end of the fiscal year ended June 30, 1995. Each Report was prepared in compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. As of its date, no Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements included in the Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of RCA and its Subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flow of RCA and its Subsidiaries for each of the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments. Since the end of the quarter ended March 31, 1996, there has been no material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of RCA and its Subsidiaries taken as a whole.

    5.6 FULL DISCLOSURE. There are and will be no materially misleading misstatements in any of the representations and warranties made by the Buyer or RCA in this Agreement or in any of the instruments delivered by the Buyer or RCA pursuant hereto, and neither the Buyer nor RCA has omitted to state any fact necessary to make such representations and warranties not materially misleading.

    5.7 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares will be acquired for investment for the Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same; and the Buyer does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person with respect to any of the Shares.

    5.8 RELIANCE UPON REPRESENTATIONS. The Buyer understands that the Shares are not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, and that the Shareholder's reliance on such exemption is predicated on the Buyer's representations set forth herein.

    5.9 RECEIPT OF INFORMATION. The Buyer believes it has received all the information the Buyer considers necessary or appropriate for deciding whether to engage in the Transaction. The Buyer further represents that it has had an opportunity to ask questions of and receive answers from the Shareholders regarding the terms and conditions of the Acquisition and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Shareholders possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Buyer or to which the Buyer had access. The foregoing, however, does not limit or modify any of the representations and warranties of the Shareholders in this Agreement or the Exhibits hereto or the right of the Buyer to rely thereon.

    5.10 INVESTMENT EXPERIENCE. The Buyer represents that it is experienced in evaluating and investing in transactions similar to the Acquisition and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Acquisition.

    5.11 ACCREDITED INVESTOR. The Buyer is an "accredited investor" within the meaning of Rule 501(a) of Regulation D as promulgated under the Securities Act.

    5.12 RESTRICTED SECURITIES. The Buyer understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act the Shares must be held indefinitely.

SECTION 6.      INDEMNIFICATION.

    6.1   DEFINITIONS.  For the purposes of this Section 6:

           (A) "Indemnification Claim" shall mean a claim for indemnification hereunder.

           (B) "Indemnitees" shall mean (i) with respect to Indemnification Claims asserted under Section 6.2(A), the Buyer, the Company and its Subsidiaries and their respective agents, representatives, employees, officers, directors, shareholders, controlling persons and Affiliates, and
(ii) with respect to Indemnification Claims asserted under Section 6.2(B), the Shareholders.

           (C) "Indemnitor" shall mean each Shareholder in connection with Indemnification Claims asserted under Section 6.2(A), and the Buyer in connection with Indemnification Claims asserted under Section 6.2(B).

           (D) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, determined on a net after-tax basis, including, without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

           (E) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

    6.2  AGREEMENT TO INDEMNIFY.

         (A) Subject to the terms and conditions of this Section 6, each Shareholder agrees to indemnify, defend, and hold harmless Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

                       (i) the inaccuracy, untruth or incompleteness of any representation or warranty of such Shareholder contained in or made pursuant to this Agreement or in any instrument furnished by such Shareholder in connection herewith that was not known to the Buyer prior to the Closing Date; or

                      (ii) a breach of or failure to perform any covenant, undertaking or agreement of such Shareholder made in this Agreement that was not known to the Buyer prior to the Closing Date.

         (B) Subject to the terms and conditions of this Section 6, the Buyer agrees to indemnify, defend and hold harmless Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

                       (i) the inaccuracy, untruth or incompleteness of any representation or warranty of the Buyer contained in or made pursuant to this Agreement or in any instrument furnished by the Buyer in connection herewith that was not known to the applicable Shareholder prior to the Closing Date; or

                      (ii) a breach or failure to perform any covenant, undertaking, condition or agreement of the Buyer made in this Agreement that was not known to the applicable Shareholder prior to the Closing Date.

    6.3  PROCEDURES FOR INDEMNIFICATION.

                  (A) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

                  (B) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 6.4 hereof shall be observed by the Indemnitee and the Indemnitor.

                  (C) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (D) of this
Section 6.3 hereof.

                  (D) Upon final determination by a court of competent jurisdiction of the amount of an Indemnification Claim, or by agreement between the Indemnitor and the Indemnitee, the Indemnitors shall pay the amount of such Indemnification Claim within ninety (90) days of the date such amount is determined or agreed.

    6.4 THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

         (A) The Indemnitee shall give the Indemnitor written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. Subject to the provisions of Section 6.7 hereof, the failure of the Indemnitee to notify the Indemnitor of such claim shall not relieve the Indemnitor of any liability that it may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the immediately preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 6.3 hereof which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

         (B) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which is likely to have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor. If the Indemnitee shall elect to exercise such right, it shall be responsible for the payment of its legal fees and expenses related thereto and, prior to settling or compromising such Third Party Claim, shall give written notice to the Indemnitor of the proposed settlement or compromise and shall request the consent of the Indemnitor thereto, which consent shall not be withheld by the Indemnitor if the settlement or compromise is reasonable. If the Indemnitor withholds its consent to the settlement or compromise, the Indemnitee may enter into such settlement or compromise notwithstanding the withholding of such consent. If it is ultimately determined that the settlement or compromise entered into by the Indemnitee was unreasonable, then the Indemnitee shall be entitled to indemnification pursuant to this Section 6 for only one-half of the Loss. Alternatively, if it shall be determined that the Indemnitor unreasonably withheld its consent to the settlement or compromise, the Indemnitee shall be entitled to indemnification for the entire Loss as provided in this Section 6. If the Indemnitee shall elect to exercise its rights under this Section 6.4(B), the Indemnitor shall have the right to participate in, but not control, the defense, compromise or settlement of such Third Party Claim at its sole cost and expense.

         (C) No settlement or compromise of a Third Party Claim involving the asserted liability of an Indemnitor under this Section 6 shall be made without the prior written consent by or on behalf of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $5,000 or less where the Indemnitor has not responded within ten (10) business days of notice of a proposed settlement. If the Indemnitor assumes the defense of such a Third Party Claim, no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's prior written consent, which consent shall not be unreasonably withheld or delayed.

         (D) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

    6.5  RIGHTS AND REMEDIES EXCLUSIVE.  Except for any breach of Section
7.1, 7.2 or 7.3 hereof, as to which this Section 6 shall be inapplicable, the rights of the Indemnitees under this Section 6 are the exclusive rights and remedies of the Indemnitees for any breach of the representations and warranties on the part of any Indemnitor or for the failure of any Indemnitor to fulfill any agreement or covenant hereunder. The Parties covenant and agree that they will assert no other rights or pursue other remedies, nor will they seek recovery under any circumstances whatsoever of any amounts in excess of the limits set forth in Section 6.9 hereof. The Party who breaches or violates the provision of this Section 6.5 shall indemnify the other Parties and hold them harmless from and against any costs, expansion damages they may incur as a result of such breach or violation.

    6.6 SURVIVAL. Subject to Section 6.7 hereof, all representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

    6.7  TIME LIMITATIONS.  The Indemnitors shall have no liability under
Section 6.2 hereof, unless on or before the fifteen (15) month anniversary of the Closing Date, the Indemnitors are given notice asserting an Indemnification Claim with reasonable specificity with respect thereto; provided, however, that an Indemnification Claim based upon a breach of the representations and warranties of the Indemnitors contained (i) in Sections 4.2, 4.6, 4.18(E) and 4.35 through and including 4.41 hereof and in Section
5.2 hereof may be made at any time except as limited by law; (ii) in Section
4.9 as it relates to taxes hereof may be made at any time prior to the expiration of the statute of limitations applicable to the liability relating thereto; and (iii) in Section 4.17 hereof may be made at any time prior to the third anniversary of the Closing Date.

    6.8 LIMITATIONS AS TO AMOUNT. Indemnitors shall have no liability with respect to the matters described in Section 6.2(a) hereof until the total of all Losses with respect thereto exceeds $50,000, in which event such Indemnitors shall be obligated to indemnify the Indemnitees as provided in this Section 6 for all such Losses subject to Section 6.9 hereof.

    6.9 MAXIMUM LIABILITY. In no event shall the aggregate liability of the Buyer under this Section 6 exceed $2,500,000 or the aggregate liability of any Shareholder under this Section 6 exceed $1,500,000 (in the case of Frederick G. Perkins, III ("Perkins")), $695,750 (in the case of Terry E. Randolph ("T. Randolph")) and $303,750 (in the case of Joseph M. Randolph ("M. Randolph"); provided that (i) in the case of the Buyer, no more than $1,000,000 of such liability may relate to Losses not resulting from common-law fraud by or on behalf of the Buyer or from any intentional failure by the Buyer to perform or comply with any covenant or agreement hereunder; (ii) in the case of Perkins, no more than $600,000 of such liability may relate to Losses not resulting from common-law fraud by or on behalf of Perkins or from any intentional failure by Perkins to perform or comply with any covenant or agreement hereunder; (iii) in the case of T. Randolph, no more than $278,300 of such liability may relate to Losses not resulting from common-law fraud by or on behalf of T. Randolph or from any intentional failure by T. Randolph to perform or comply with any covenant or agreement hereunder; and (iv) in the case of M. Randolph, no more than $120,000 may relate to Losses not resulting from common-law fraud by or on behalf of M. Randolph or from any intentional failure by M. Randolph to perform or comply with any covenant or agreement hereunder. In no event shall any Shareholder have any liability hereunder for any Losses resulting from common-law fraud by another Shareholder that does not constitute common-law fraud by such Shareholder. In no event shall any Shareholder have any liability hereunder for any Losses resulting from a failure to disclose a fact or circumstance required to be disclosed hereby, if such Shareholder had no knowledge of such fact or circumstance and another Shareholder did have knowledge of such fact or circumstance. The limitations set forth in this Section 6.9 shall not apply to the Buyer's obligation to pay the full purchase price as provided for in Section 2 hereof, which obligation is absolute and unconditional, including the obligation to make payments when due under the Note, or to RCA's obligation to perform its obligation under the conversion provisions of the Note, the Put Agreement and the Registration Rights Agreement, all of which shall be absolute and unconditional. The Note shall not be subject to set off of any kind whatsoever.

    6.10 SUBROGATION. Upon payment in full of any Indemnification Claim or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

    6.11 PAYMENT. If there should be a dispute as to the amount of any indemnity obligation owed under this Section 6, the Indemnitor shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. No payment under this Section 6 shall be due until the final resolution of any dispute as to whether it is owed. If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitor shall pay the Indemnitee interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be the lowest rate of interest generally charged from time to time by Morgan Guaranty Trust Company of New York and publicly announced by such bank as its so-called "prime rate."

SECTION 7.    OTHER MATTERS.

    7.1 NONCOMPETITION. Each Shareholder agrees, individually and not on behalf of any other Shareholder, that, from the Closing Date until the end of three (3) years following the Closing Date (the "Noncompete Period"), such Shareholder, unless acting in accordance with the Buyer's prior written consent and except as an employee of, or consultant to or director of, the Company or any of its Subsidiaries or the Buyer or any of its Subsidiaries, will not (directly or indirectly) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit his name to be used by or in connection with, or lease, sell or permit to use any real property or interest therein owned by such Shareholder to, any Person engaged anywhere in the United States in the business of (i) distributing, marketing or selling bulk medical supplies, (ii) providing third party Medicare billing services, (iii) manufacturing, distributing, marketing or selling orthopedic care products, rehabilitation products, disposable surgical products or foam positioning devices, (iv) distributing, marketing or selling durable medical equipment, or (v) operating an institutional pharmacy or providing institutional pharmacy services; provided, however, that the provisions of this Section 7.1 shall not be deemed to (i) prohibit the ownership by any Shareholder of not more than five percent (5%) of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, or (ii) prohibit M. Randolph from selling bulk medical supplies as a manufacturer's representative to (but only to) wholesalers, distributors or resellers outside the states of Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Missouri, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. Each Shareholder acknowledges that (i) the provisions of this Section 7.1 are reasonable and necessary to protect the legitimate interest of the Buyer and the goodwill of the Business and the other Assets acquired by the Buyer hereunder, (ii) any violation of this Section 7.1 will result in irreparable injury to the Buyer and the Company and that damages at law would not be reasonable or adequate compensation to the Buyer and the Company and for a violation of this Section 7.1, and (iii) Buyer and the Company shall be entitled to have the provisions of this Section 7.1 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security as well as to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this
Section 7.1. In the event that the provisions of this Section 7.1 should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law.

    7.2 NO INTERFERENCE. Each Shareholder agrees individually and not on behalf of any other Shareholder, that, during the Noncompete Period, such Shareholder will not (directly or indirectly) hire or offer employment to any employee of the Company or any Subsidiary whose employment is continued by the Company or such Subsidiary or the Buyer after the Closing Date unless the Company, such Subsidiary or the Buyer, as the case may be, first terminates the employment of such employee.

    7.3 NONSOLICITATION. Each Shareholder agrees, individually and not on behalf of any other Shareholder, that, during the Noncompete Period, such Shareholder will not (directly or indirectly) call on or solicit for the purpose of providing any goods or services competitive with those offered by the Company or any of its Subsidiaries or the Buyer or any of its Subsidiaries to, or direct or take away from the Company or any of its Subsidiaries or the Buyer or any of its Subsidiaries the business of (including, without limitation, by divulging to any competitor of the Company or any of its Subsidiaries or the Buyer or any of its Subsidiaries the name of), any Person who or which at the Closing Date was, or at any time during the three (3) years preceding the Closing Date had been, a customer of the Company or any its Subsidiaries or the Buyer or any of its Subsidiaries whose identity is known to such Shareholder at the Closing Date as a Person whom the Company or any of its Subsidiaries or the Buyer or any of its Subsidiaries intends to solicit within the succeeding year.

    7.4  OPINIONS OF COUNSEL.

         (A) At the Closing, the Buyer shall receive the written opinion, dated the Closing Date, of Aubrey C. Rhodes, P.C., counsel for the Shareholders, in form and substance reasonably satisfactory to the Buyer, to the effect that:

              (i) Each of the Company and the Subsidiaries is validly organized, existing, in good standing and authorized to do business in the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted.

              (ii) The Shareholders have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

              (iii) The Shareholders have taken all requisite action to authorize, approve and carry out this Agreement and the transactions on the part of the Shareholders contemplated hereby, and this Agreement constitutes a legal, valid and binding agreement of the Shareholders, enforceable against each of them in accordance with its terms, except that no opinion need be given as to the enforceability of Sections 7.1, 7.2 or 7.3 hereof, and except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, and other Laws and legal and equitable principles of general application affecting the rights or remedies of creditors, and (b) the fact that specific performance and other equitable remedies provided therein are discretionary with the courts and may not be enforceable.

              (iv) The execution, delivery and performance of this Agreement by the Shareholders and the consummation of the transactions on the part of the Shareholders contemplated hereby will not result in any breach, violation, default or acceleration of the obligations of the Shareholders, the Company or any Subsidiary under any judgment, decree, order, lease, license, contract or other agreement which is applicable to the Shareholders, the Company or any Subsidiary and of which such counsel is aware.

              (v) The consummation of the transactions on the part of the Shareholders and the Company contemplated by this Agreement does not require the consent, approval, authorization or order, giving of notice to, or the registration with, any court or any Governmental Authority or any other Person of which such counsel is aware.

              (vi) To the best of such counsel's knowledge (a) no action or proceeding against the Shareholders, the Company or any Subsidiary is pending before any court, or before or by any Governmental Authority, to restrain, prohibit, invalidate or obtain damages with respect to or otherwise question or attack the transactions contemplated by this Agreement, and (b) the Shareholders are not involved in any litigation which might have an adverse effect on the Company.

              (vii) The Shares have been validly issued by the Company and are fully paid and non-assessable and represent all of the issued and outstanding capital stock of the Company.

         (B) At the Closing, the Shareholders shall receive the written opinion, dated the Closing Date, of Rogers & Hardin, counsel for the Buyer, in form and substance reasonably satisfactory to the Shareholders, to the effect that:

              (i) The Buyer is validly organized, existing, in good standing and authorized to do business in the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted.

              (ii) The Buyer has the corporate power and authority to execute and deliver this Agreement and the Notes, to consummate the transactions contemplated hereby and to perform fully its obligations hereunder and thereunder.

              (iii) The Buyer has taken all requisite action to authorize, approve and carry out this Agreement and the Notes and the transactions on the part of the Buyer contemplated hereby, and each of this Agreement, the Escrow Agreement and the Notes constitutes a legal, valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, and other Laws and legal and equitable principles of general application affecting the rights or remedies of creditors, and (b) the fact that specific performance and other equitable remedies provided therein are discretionary with the courts and may not be enforceable.

              (iv) The execution, delivery and performance of this Agreement, the Escrow Agreement and the Notes by the Buyer and the consummation of the transactions on the part of the Buyer contemplated hereby will not result in any breach, violation, default of acceleration of the obligations of the Buyer under any judgment, decree, order, lease, license, contract or other agreement which is applicable to the Buyer and of which such counsel is aware.

              (v) The consummation of the transactions on the part of the Buyer contemplated by this Agreement does not require the consent, approval, authorization or order, giving of notice to, or the registration with, any court or any Governmental Authority or any other Person of which such counsel is aware.

              (vi) To the best of such counsel's knowledge, no action or proceeding against the Buyer is pending before any court, or before or by any Governmental Authority, to restrain, prohibit, invalidate or obtain damages with respect to or otherwise question or attack the transactions contemplated by this Agreement.

         (C) At the Closing, the Shareholders shall receive the written opinion, dated the Closing Date, of Rogers & Hardin, counsel for RCA, in form and substance reasonably satisfactory to the Shareholders, to the effect that:

              (i) RCA is validly organized, existing, in good standing and authorized to do business in the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted.

              (ii) RCA has the corporate power and authority to execute and deliver the Put Agreement, the Notes and the Registration Rights Agreement and to consummate the transactions contemplated thereby and to perform fully its obligations thereunder.

              (iii) RCA has taken all requisite action to authorize, approve and carry out the Put Agreement, the Notes and the Registration Rights Agreement and the transactions on the part of RCA contemplated thereby, and each of the Put Agreement, the Notes and the Registration Rights Agreement constitutes a legal, valid and binding agreement of RCA, enforceable against the Buyer in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, and other Laws and legal and equitable principles of general application affecting the rights or remedies of creditors, and (b) the fact that specific performance and other equitable remedies provided therein are discretionary with the courts and may not be enforceable, and except that rights to indemnity and contribution under the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

              (iv) The execution, delivery and performance of the Put Agreement, the Notes and the Registration Rights Agreement by RCA will not result in any breach, violation, default of acceleration of the obligations of RCA under any judgment, decree, order, lease, license, contract or other agreement which is applicable to RCA and of which such counsel is aware.

              (v) The consummation of the transactions on the part of RCA contemplated by this Agreement does not require the consent, approval, authorization or order, giving of notice to, or the registration with, any court of any Governmental Authority or any other Person of which such counsel is aware.

              (vi) To the best of such counsel's knowledge, no action or proceeding against RCA is pending before any court, or before or by and Governmental Authority, to restrain, prohibit, invalidate or obtain damages with respect to or otherwise question or attack the transactions contemplated by this Agreement.

              (vii) The RCA Common Stock issuable upon the conversion of the Notes has been duly and validly reserved for issuance and, assuming that RCA maintains an adequate number of authorized and unissued shares of RCA Common Stock available for issuance upon conversion of the Notes pursuant to their terms, then the RCA Common Stock to be issued upon conversion of the Notes will be validly issued, fully paid and nonassessable.

SECTION 8.    MISCELLANEOUS.

    8.1 PAYMENT OF EXPENSES. Each of the Shareholders, the Company and the Buyer shall pay all legal, accounting and other fees and expenses which such party incurs in connection with this Agreement and the transactions contemplated hereby, and none of the expenses of the Shareholders shall be paid by the Company or out of any of the Assets. The Shareholders have retained counsel to represent them with respect to this Agreement. To the extent the work by any one or more of such counsel relates to the due diligence efforts of the Company or the disclosure to be made by the Company in response to the representations set out in Section 4, such work shall be deemed to have been performed on behalf of the Company and shall be billed to and paid by the Company, up to $5,000 in the aggregate.

    8.2 BROKERS' AND FINDERS' FEES. The Shareholders as a group and the Buyer each to the other represents and warrants that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any Person who or which may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and each of them shall indemnify and hold the other or any Affiliate of them harmless against any and all Claims, losses, liabilities or expenses which may be asserted against any of them as a result of any dealings, arrangements or agreements by the indemnifying party with any such Person.

    8.3 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally to the address set forth below (to the attention of the Person identified below) or sent by telegram or by registered or certified mail, postage prepaid, as follows:

                  If to the Buyer or the Company, to:

                  Contour Medical Company
                  3340 Scherer Drive
                  St. Petersburg, Florida  33716

                  Attention:  President

                  With required copies to:

                  Steven E. Fox
                  Rogers & Hardin
                  2700 International Tower, Peachtree Center
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia  30303

                  If to RCA, to:

                  Retirement Care Associates, Inc.
                  6000 Lake Forrest Drive
                  Suite 200
                  Atlanta, Georgia  30328

                  Attention:  President

                  With required copies to:

                  Philip M. Rees, Esq.
                  6000 Lake Forrest Drive
                  Suite 200
                  Atlanta, Georgia  30328

    If to the Shareholders, to their addresses set forth on Exhibit A hereto, with required copies to:

                  Aubrey C. Rhodes, Esq.
                  Aubrey C. Rhodes, P.C.
                  701 Greene Street
                  Suite 100
                  Augusta, Georgia  30901

                  Gary Epstein, Esq.
                  Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. 1221 Brickell Avenue
                  Miami, Florida  33131

or to such other address as the addressee may have specified in a notice duly given to the sender and to counsel as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have given as of the date so delivered or telegraphed or, if mailed, three business days after the date so mailed.

    8.4 GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of Georgia without reference to the conflict of laws principles thereof.

    8.5 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns and shall not be construed as conferring, and are not intended to confer, any rights on any other Persons.

    8.6 CONTENTS OF AGREEMENT. This Agreement, together with any documents referred to herein, sets forth the entire agreement of the parties hereto with respect to the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, and no claimed amendment, modification, termination or waiver shall be binding unless in writing and signed by the party against whom or which such claimed amendment, modification, termination or waiver is sought to be enforced.

    8.7 SECTION HEADINGS AND GENDER. All section headings and the use of a particular gender are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference in this Agreement to a Section or Exhibit shall be deemed to be a reference to a Section or Exhibit of this Agreement unless the context otherwise expressly requires.

    8.8 DISCLOSURE SCHEDULE AND EXHIBITS. All Exhibits hereto and the Disclosure Schedule referred to herein are intended to be and hereby are specifically made a part of this Agreement. An item disclosed in the Disclosure Schedule in response to one Section of this Agreement shall not be deemed disclosed in response to any other Section unless otherwise specifically so provided.

    8.9 COOPERATION. Subject to the provisions hereof, the parties hereto shall use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable Law to consummate and make effective the transactions contemplated by this Agreement.

    8.10 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    8.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the Parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

    8.12 KNOWLEDGE. As used in this Agreement, the terms "the best of such Shareholder's knowledge", "the best knowledge of Shareholder," "known to such Shareholder" or words of similar import used herein with respect to any Shareholder shall mean the actual knowledge of such individual Shareholder, together with the knowledge a reasonable business person in the position of such Shareholder would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand.

    8.13 JURISDICTION. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the United States District Court for any District of Georgia, or any state court sitting in the City of Atlanta or the City of Augusta, Georgia, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Georgia, without limiting the foregoing, each of the parties hereto agrees that service of process upon such party at the address referred to in Section 8.3, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

    IN WITNESS WHEREOF, each of the Shareholders has duly executed and sealed this Agreement, and each of the Buyer and RCA has caused this Agreement to be duly executed under seal on its behalf by an officer thereunto duly authorized, all on the date first written above.

                             SHAREHOLDERS:

                                    /s/ Frederick G. Perkins, III  (SEAL)
                                    FREDERICK G. PERKINS, III

                                    /s/ Terry E. Randolph          (SEAL)
                                    TERRY E. RANDOLPH

                                    /s/ Joseph M. Randolph         (SEAL)
                                    JOSEPH M. RANDOLPH

                                    CONTOUR MEDICAL, INC.

[CORPORATE SEAL]                    By /s/ Donald F. Fox
                                      Its: President
Attest: /s/ Phillip M. Ree
                                    RETIREMENT CARE ASSOCIATES, INC.

[CORPORATE SEAL]                    By /s/ Chris Brogdon
                                      Its: President
Attest: /s/ Edward E. Lane

                                    EXHIBIT A

                           PAYMENT AND OWNERSHIP TABLE

                                                               PRINCIPAL
                              NUMBER OF       CASH TO BE    AMOUNT OF NOTES
NAME AND ADDRESS             SHARES OWNED      RECEIVED     TO BE RECEIVED

Frederick G. Perkins, III
485 West Matheson Drive
Key Biscayne, FL  33149       1,200,000       $     -0-       $ 9,500,000

Terry E. Randolph
3533 West Lake Drive
Martinez, Georgia  30907        557,000       1,044,375          500,000

J. Michael Randolph
4280 Gulf Stream Court
Fernandina Beach,
  Florida 32034                 243,000         355,625           500,000

     Totals                   2,000,000      $1,400,000       $10,500,000

                                 EXHIBIT B

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                         NEGOTIABLE CONVERTIBLE PROMISSORY NOTE

___________                                                   _________, 1996
                                                              Atlanta, Georgia

    FOR VALUE RECEIVED, the undersigned, CONTOUR MEDICAL, INC., a Nevada corporation ("Maker"), promises to pay to the order of ______________________, an individual resident of __________________, (together with any assignee, the "Holder"), at _______________________________, or at such other address as
Holder may from time to time designate, the principal sum of _______________________ DOLLARS ($___________), together with interest thereon from the date hereof at the rate of seven percent (7%) per annum; provided that, during any period of default hereunder which is not cured within any grace period provided for herein, interest shall accrue at thirteen percent (13%) per annum; provided further that, notwithstanding any provision hereof, it is not intended by this Note to impose upon Maker any obligation to pay interest in excess of the maximum rate of interest permitted by law, and any interest which so exceeds such maximum rate of interest shall automatically be applied in reduction of the principal due hereunder to the extent of such excess. The entire principal balance hereof, and all interest accrued thereon, shall be due and payable in full on January 10, 1997 (the "Maturity Date"). Payment of the entire balance of principal, and all interest accrued thereon, shall be by wire transfer of immediately available funds to an account designated by Holder prior to the Maturity Date.

    This Note is issued pursuant to that certain Share Purchase Agreement dated as of July 1, 1996 to which Maker and the shareholders of Atlantic Medical Supply, Inc. (the "Shareholders") are each a party (the "Share Purchase Agreement") and is secured by a Put Agreement dated as of July 1, 1996 between the Shareholders and Retirement Care Associates, Inc. ("RCA").
By causing this Note to be signed below by its duly authorized officer, RCA acknowledges and agrees to all of the terms of this Note, including, without limitation, the right of Holder to convert this Note into shares of the common stock of RCA, $.0001 par value per share (the "RCA Common Stock") pursuant to
Section 3 hereof.

    1. PREPAYMENT. Maker reserves the right to prepay this Note in whole or in part, at any time and from time to time without premium or penalty, so long as Maker has provided ten (10) days written notice thereof to the Holder.

    2. EVENTS OF DEFAULT. The occurrence and continuation of any one of the following events (each an "Event of Default") shall constitute a default hereunder: (i) Maker shall fail to make due and punctual payment of principal of or interest on this Note; (ii) Maker or RCA violates any representation, warranty or covenant in this Note, the Share Purchase Agreement, or the Put Agreement (other than payment when due of principal or interest on this Note), and Maker fails to cure such violation within ten (10) days after written notice thereof from Holder; or (iii) Maker or RCA makes a general assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions a court for the appointment of any receiver or trustee for RCA or Maker or any substantial part of their property, commences any proceeding relating to RCA or Maker under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect or there is commenced against RCA or Maker any such proceeding which remains undismissed for sixty (60) days, or RCA or Maker by any act indicates consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver or trustee for him or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for sixty (60) days.

    If an Event of Default occurs and is continuing, then, the entire principal amount outstanding hereunder, together with interest thereon, shall become immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

             3. CONVERSION. If an Event of Default occurs and is continu-ing, then Holder shall have the right, at Holder's option, to convert this
Note in whole (but not in part) into fully paid and nonassessable shares of RCA Common Stock as provided herein. The number of shares of RCA Common Stock into which this Note may be converted ("Conversion Shares") shall be determined (i) by dividing the aggregate principal amount hereof, together with all accrued interest to the date of conversion, (ii) by eighty five percent (85%) of the arithmetic average daily closing sale price per share, rounded to four decimal places, of the RCA Common Stock as reported on the New York Stock Exchange ("NYSE") (or, if the RCA Common Stock is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which the RCA Common Stock is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market System or, if the RCA Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ) for the five (5) consecutive trading days immediately preceding the date of receipt by RCA of Holder's notice of conversion delivered pursuant to Section 3.1 hereof (the "Conversion Price").

         3.1  CONVERSION PROCEDURE

              3.1.1 NOTICE OF CONVERSION. To effect the conversion of this Note into shares of RCA Common Stock, Holder shall surrender this Note at the principal office of RCA and shall give written notice by hand or by overnight mail, or by mail, postage prepaid, to RCA at its principal corporate office, of the election to convert the same pursuant to this Section 3.1, and shall state therein the name or names in which the certificate or certificates for shares of RCA Common Stock are to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of RCA Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of RCA Common Stock as of such date.

              3.1.2 DELIVERY OF STOCK CERTIFICATE. As promptly as practicable after the conversion of this Note, but in no event later than five
(5) business days after receipt thereof, RCA at its expense will issue and deliver to Holder a certificate or certificates for the number of full shares of RCA Common Stock issuable upon such conversion.

              3.1.3  FRACTIONAL SHARES.  No fractional shares of RCA
Common Stock shall be issued upon conversion of this Note. In lieu of RCA issuing any fractional shares to Holder upon the conversion of this Note, RCA shall issue a check payable to Holder for the amount not so converted.

              3.1.4 TRANSFER TAXES. RCA shall pay any taxes which may be payable in respect of the issue of transfer of any shares of RCA Common Stock deliverable upon conversion of this Note, except that RCA shall not be required to pay any tax imposed in connection with any transfer involving the issuance of a certificate for shares of RCA Common Stock in any name other than that of the original Holder of this Note; and in such case RCA shall not be required to deliver any certificate representing the shares of RCA Common Stock purchased upon conversion until such tax shall have been paid, or it has been established to RCA's satisfaction that no tax is due.

    4.   ADJUSTMENTS.

         4.1 MERGER, SALE OF ASSETS, ETC. If at any time prior to payment in full or conversion of this Note, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of RCA with or into another corporation in which RCA is not the surviving entity, or a reverse triangular merger in which RCA is the surviving entity but the shares of RCA's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of RCA's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of this Note, during the period specified herein, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4.1. The foregoing provisions of this Section 4.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Note. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by RCA's Board of Directors. In all events, appropriate adjustment (as determined in good faith by RCA's Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of Holder after the transaction, to the end that provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

         4.2 RECLASSIFICATION, ETC. If RCA, at any time while this Note, or any portion thereof, remains outstanding by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change.

    5. NOTICES OF RECORD DATE, ETC. In the event of (i) any taking by RCA of a record of the holders of any class of securities of RCA for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or (ii) any capital reorganization of RCA, any reclassification or recapitalization of the capital stock of RCA or any transfer of all or substantially all of the assets of RCA to any other person or any consolidation or merger involving RCA; or (iii) any voluntary or involuntary dissolution, liquidation or winding-up of RCA, RCA will mail to the holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

         5.1 RCA shall at all times reserve and keep available out of its authorized but unissued shares of RCA Common Stock solely for the purpose of effecting the conversion of this Note such number of shares of RCA Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of RCA Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder of this Note, RCA will use its best efforts to take such corporate actions as may be necessary to increase its authorized but unissued shares of RCA Common Stock to such number of shares as shall be sufficient for such purposes.

    6.  ASSIGNMENT.  Subject to the restrictions on transfer described in
Section 8 below, the rights and obligations of Maker and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

    7. NO SET OFF. This Note is not subject to set off of any kind whatsoever.

    8. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of Maker and Holder.

    9. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to RCA prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, RCA, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to RCA. If a determination has been made pursuant to this Section 8 that the opinion of counsel for the Holder is not reasonably satisfactory to RCA, RCA shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the reasonable opinion of counsel for RCA such legend is not required in order to ensure compliance with the Act. RCA may issue stop transfer instructions to its transfer agent in connection with such restrictions.

    10. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change his or its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

    11. NO STOCKHOLDER RIGHTS. Nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of RCA or any other matters or any rights whatsoever as a stockholder of RCA; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

    12. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

    13. WAIVER. No waiver by Holder of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Holder in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Holder and Maker and RCA or any other person shall be deemed a waiver by Holder of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Holder or the exercise of any other right, remedy, power or privilege by Holder. Maker and RCA waives demand, presentment, protest, notice of protest and notice of dishonor.

    14. ATTORNEYS' FEES. If this Note is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other legal proceedings, Maker hereby agrees to pay all expenses incurred reasonably by the Holder of this Note, including attorneys' fees, all of which shall become a part of the principal hereof.

    15. SEVERABILITY. Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

    16. SUCCESSORS AND ASSIGNS. This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Holder and his heirs, representatives, successors and assigns.

    17. GOVERNING LAW. This Note in all respects shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to principles of conflicts of laws. This Note may not be changed orally, but only by an instrument in writing executed by Maker and Holder.

    IN WITNESS WHEREOF, the undersigned has caused this Note to be executed, sealed and delivered as of the day and year first above written.

                                    CONTOUR MEDICAL, INC.


                                    By:_______________________________________
[CORPORATE SEAL]                    Its: _____________________________________

                                    Address:__________________________________
ATTEST:________________________             __________________________________

                                    Name of Holder:___________________________

                                    Address:__________________________________
                                            __________________________________

Accepted, agreed to and
acknowledged by:

RETIREMENT CARE ASSOCIATES, INC.


By:_________________________________
Its:________________________________

[CORPORATE SEAL]


ATTEST:____________________________

Address:_____________________________
        _____________________________

                              NOTICE OF CONVERSION

                   (To Be Signed Only Upon Conversion of Note)

TO RETIREMENT CARE ASSOCIATES, INC.

    The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of the $.0001 par value per share common stock of RETIREMENT CARE ASSOCIATES, INC., and requests that the certificates for such shares be issued in the name of, and delivered to, ________________, whose address is _________________________________________.


Dated:_________________________


                               _____________________________________________
                               (Signature must conform in all respects to name of holder as specified on the face of the Note)
                                ______________________________________________
                                ______________________________________________
                                                 (Address)

                                   EXHIBIT C

                        RETIREMENT CARE ASSOCIATES, INC.

                                 PUT AGREEMENT

    This PUT AGREEMENT ("Put Agreement") is made as of the 1st day of July, 1996 by and among RETIREMENT CARE ASSOCIATES, INC., a Colorado corporation (the "Company"), and the undersigned holders (the "Stockholders") of the Company's $.0001 par value per share common stock (the "Common Stock").

    IN CONSIDERATION of the mutual representations, warranties and covenants set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1.  PUT ARRANGEMENT.

    (a) In the event that the Company shall fail to file and have declared effective by July 10, 1997 a registration statement pursuant to Section 1.3 of that certain Registration Rights Agreement of even date herewith between the Stockholders and the Company, then for a period commencing on July 11, 1997 and ending on July 31, 1997, each Stockholder (and his transferees) shall have the right to require the Company to repurchase (for cash) all (but not less than all) of the Common Stock acquired by such Stockholder upon conversion of that certain Negotiable Convertible Promissory Note (the "Note") of Contour Medical, Inc. of even date herewith (the "Put Shares") at a price per share (the "Put Price") equal to the Conversion Price (as defined in the Note), plus interest thereon at the rate of twelve percent (12%) per annum from the date of conversion until the date of the Put Closing (as hereinafter defined), by delivering a written notice to the Company specifying the number of Put Shares to be purchased (the "Put Notice"). The right to participate in the Put shall inure to all transferees hereunder.

    (b) Within ten (10) days after the date of the Put Notice, the Company shall purchase and the holders of Put Shares shall sell the number of the holder's Put Shares specified in the Put Notice at the time and place specified in the Put Notice (the "Put Closing").

    (c) At the Put Closing, the holders of Put Shares shall deliver to the Company certificates representing the holders' Put Shares to be repurchased by the Company free and clear of all liens and encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed), and the Company shall deliver to the holders of Put Shares an amount equal to the product of (i) the Put Price per share multiplied by (ii) the number of Put Shares to be repurchased, by wire transfer of immediately available funds to an account designated by the holders of Put Shares.

2.  LEGEND.

    (a) Each certificate representing Put Shares shall be endorsed with the following legend:

    "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN PUT AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER PERSONS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

    (b) The parties agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 2(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

3.  MISCELLANEOUS.

    3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Georgia.

    3.2 AMENDMENT. Any provisions may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, and (ii) as to the Stockholders, by persons holding more than seventy-five percent (75%) in interest of the Put Shares held by the Stockholders and their transferees pursuant to Section 3.3 hereof, provided that any Stockholder may waive any of his rights hereunder without obtaining the consent of any other Stockholder. Any amendment or waiver effected in accordance with this Section 3.2 shall be binding upon each Stockholder, his successors and assigns, and the Company.

    3.3 ASSIGNMENT OF RIGHTS. This Agreement and the rights and obligations of the parties hereunder shall inure to benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Stockholders hereunder are only assignable by each of such Stockholders (i) to any other Stockholder or (ii) to an assignee or transferee who acquires all of the Put Shares acquired by such Stockholder upon conversion of the Note.

    3.4 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

    3.5 SEVERABILITY. In the event one or more of the provisions of this Put Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Put Agreement, and this Put Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    3.6 COUNTERPARTS. This Put Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    3.7 ENTIRE AGREEMENT. This Put Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Put Agreement.


    IN WITNESS WHEREOF, the Stockholders have executed, sealed and delivered this Put Agreement, and the Company has caused this Put Agreement to be executed, sealed and delivered, all as of the date first above-written.

                                   RETIREMENT CARE ASSOCIATES, INC.


[CORPORATE SEAL]                   By:/s/ Chris Brogdon
                                   Its:  President

ATTEST:/s/ Edward E. Lane          Address:  6000 Lake Forrest Drive
                                             Suite 200
                                             Atlanta, Georgia  30328

                                   STOCKHOLDERS:

                                   /s/ Frederick G. Perkins, III
                                   FREDERICK G. PERKINS III

                                   Address:  485 West Matheson Drive
                                             Key Biscayne, Florida 33149

                                   /s/ Terry E. Randolph
                                   TERRY E. RANDOLPH

                                   Address:  3533 West Lake Drive
                                             Martinez, Georgia 30907

                                   /s/ Joseph M. Randolph
                                   JOSEPH M. RANDOLPH

                                   Address:  4280 Gulf Stream Court
                                             Fernandina Beach, Florida 32034

                                  EXHIBIT D

                         RETIREMENT CARE ASSOCIATES, INC.

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of July 1, 1996, by and among RETIREMENT CARE ASSOCIATES, INC., a Colorado corporation (the "Company"), and the undersigned individuals (individually, each a "Seller" and collectively, the "Sellers").

    IN CONSIDERATION of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:


1.  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

    1.1 CERTAIN DEFINITIONS. Any capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Share Purchase Agreement of even date herewith to which the Company and each of the Sellers are parties (the "Share Purchase Agreement"). In addition, the following terms shall have the meanings set forth below:

         (a) "Common Stock" shall mean the $.0001 par value per share common stock of the Company.

         (b) "Holder" shall mean any Seller who holds Registrable Securities and any holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with Section
1.2 hereof.

         (c) "Registrable Securities" shall mean shares of Common Stock issued to the Sellers upon conversion of the Notes, provided that Registrable Securities shall not include any shares of Common Stock which have previously been registered and are available for resale by Holder without further registration or restriction or which have been sold to the public by Holder.

         (d) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration state-ment in compliance with the Securities Act and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

         (e) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses, (ii) fees and disbursements of counsel for the Holders, (iii) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and (iv) blue sky fees and expenses incurred in connection with the registration or qualification of any Registrable Securities in any state, province or other jurisdiction in a registration pursuant to Section 1.3 hereof to the extent that the Company shall otherwise be making no offers or sales in such state, province or other jurisdiction in connection with such registration.

         (f)  "Restricted Securities" shall mean any Registrable
Securities required to bear the legend set forth in Section 1.2(c) hereof.

         (g) "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

         (h)  "SEC" shall mean the Securities and Exchange Commission.

         (i) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (j) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

    1.2  RESTRICTIONS ON TRANSFER.

         (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2 (unless waived by the Company) and (A) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act, it being understood that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances. Notwithstanding the provisions of subparts (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with partnership interests, or (B) to the Holder's family member or a trust for the benefit of an individual Holder or one or more of his family members, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if he were an original Holder hereunder.

         (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement or permitted by applicable laws) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

    THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         (c) The Company shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of in compliance with the Securities Act without registration, qualification or legend.

         (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or if the Holder shall request such removal and shall have obtained and delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legend and/or stop-transfer instructions are no longer required pursuant to applicable state securities laws.

    1.3 COMPANY REGISTRATION. The Company (a) shall file with the SEC by February 10, 1997 a registration statement on Form S-3, if available, or if such form is unavailable, on any form which would permit the registration of the Registrable Securities for sale under the Securities Act and shall use its best efforts to cause such registration statement to be declared effective, and (b) further agrees to reasonably assist Holders in connection with the disposition of the Registrable Securities covered by such registration statement.

    1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.3 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

    1.5 REGISTRATION PROCEDURES. In the case of each registration statement filed by the Company pursuant to Section 1.3 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

         (a) keep such registration effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto, or until freely tradeable without limitation as to volume, whichever first occurs;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (c) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

         (d) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, the Company shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information at that time is contrary to the best interests of the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws);

         (e) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and/or included in any national quotation system on which similar securities issued by the Company are then listed or included;

         (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

         (g) take such action as may be reasonably necessary to qualify the Registrable Securities under Blue Sky or other state securities laws as Holders may reasonably request, provided that the Company shall not be obligated to take any such action in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in connection therewith, unless the Company is already subject to service in such jurisdiction; and

         (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

    1.6  INDEMNIFICATION.

         (a) The Company will indemnify each Holder, each of its of-ficers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company or relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

         (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defend-ing any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and (ii) that in no event shall any indemnity under this Section 1.6 exceed the gross proceeds from the offering received by such Holder.

         (c)  Each party entitled to indemnification under this Section
1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provi-sions on indemnification and contribution contained in the underwriting agreement entered into by the Indemnifying Party and the Indemnified Party in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

    1.7 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement.

    1.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

    1.9 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights granted to a Holder by the Company under this Agreement may be transferred or assigned by a Holder, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Agreement.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

    2.1 Representations and Warranties of the Company. The Company represents and warrants to the Sellers as follows:

         (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

         (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

    2.2 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller represents and warrants to the Company as follows:

         (a) The execution, delivery and performance of this Agreement by such Seller will not violate any provision of law, any order of any court or any agency or government, or any provision of any material indenture or agreement or other instrument to which he or any of his properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of such Seller.

         (b) This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

3.  MISCELLANEOUS

    3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Georgia, as if entered into by and between Georgia residents exclusively for performance entirely within Georgia.

    3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

    3.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at least fifty-one percent (51%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

    3.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated in Exhibit A to the Share Purchase Agreement or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, or at such other address as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing or delivery.

    3.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

    3.6 RIGHTS; SEVERABILITY. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    3.7 INFORMATION CONFIDENTIAL. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

    3.8 TITLES AND SUBTITLES. The titles of the paragraphs and sub-paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    3.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    IN WITNESS WHEREOF, each of the Sellers has duly executed and sealed this Agreement, and the Company has caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.

                                        RETIREMENT CARE ASSOCIATES, INC.

[CORPORATE SEAL]                        By:/s/ Chris Brogdon
                                  Its:  President


                                        SELLERS:
ATTEST:  /s/ Edward E. Lane
                                        /s/ Frederick G. Perkins III
                                        FREDERICK G. PERKINS III

                                        /s/ Terry E. Randolph
                                        TERRY E. RANDOLPH

                                        /s/ Joseph M. Randolph
                                        JOSEPH M. RANDOLPH